Contact: Wendy Lewis
650-852-5188

LORAL REPORTS FIRST QUARTER
2008 FINANCIAL RESULTS

NEW YORK — May 19, 2008 — Loral Space & Communications Inc. (NASDAQ: LORL) today announced its financial results for the three months ended March 31, 2008.

Overall revenues and Adjusted EBITDA for the quarter, including the results of Telesat, were $386 million, and $99 million, respectively. All of Telesat’s revenues and Adjusted EBITDA are included in our segment results but Telesat is reported under the equity method of accounting in our income statement reflecting our 64% economic interest. After eliminating the results of Telesat, revenues and Adjusted EBITDA for the quarter were $219 million and break even respectively.  Comparisons to the first quarter of 2007 are not meaningful because of the change in the company’s participation in the satellite services business as a result of the Telesat transaction completed on October 31, 2007.

Loral reported a net loss in the quarter of $71 million, and ended the first quarter of 2008 with $204 million in available cash.

Satellite Manufacturing

In the first quarter of 2008, Space Systems/Loral (SS/L) captured two satellite procurement awards for ViaSat and SES. Since that time, the manufacturing segment also booked a third award for the year with EchoStar XV, the eighth satellite that SS/L will build for the EchoStar/DISH Networks fleet.

In the first quarter of 2008, SS/L reported revenues before eliminations of $220 million, a ten percent increase from the $200 million reported in the first quarter of 2007. Adjusted EBITDA for the manufacturing segment was $5 million for the quarter, which was $3 million below the same period in 2007, reflecting the investment in a satellite program awarded in 2008.

With two new bookings in the first quarter, SS/L backlog at March 31, 2008 was $1.2 billion as compared to $1.0 billion at December 31, 2007.

Satellite Services

Telesat’s performance in the first quarter continued on target with expectations. Revenues were $167 million and Adjusted EBITDA was $99 million. Telesat ended the first quarter with backlog of $5.1 billion, $41 million total cash and $2.8 billion of debt. The company has three new satellites scheduled for launch in 2008 and 2009: Nimiq 4 is fully leased, completed and waiting for launch vehicle readiness; Nimiq 5 is fully leased and under construction; and Telstar 11N is fully constructed and undergoing testing.

Other

Other improvements in Adjusted EBITDA in the first quarter of 2008 compared with the same period in 2007 related to decreased Corporate expenses of $4 million.

A full discussion of Loral’s results is contained in the company’s Form 10-Q, which will be available on the company’s web site at www.loral.com or on the SEC’s EDGAR service at www.sec.gov.

Conference Call

Loral’s chief executive officer Michael B. Targoff will host a conference call and simultaneous webcast with presentation slides, tomorrow, May 20, at approximately 10:30 am ET, to update shareholders attending the annual meeting and to discuss the company’s first quarter 2008 results.
Participants should dial 719-325-4884 for listen-only or 719-325-4909 to ask questions, approximately 10 minutes before the call’s start. The webcast can be accessed on Loral’s web site (www.loral.com) under “Events & Presentations” in the Investor Relations section. The webcast will be available on Loral’s web site for 30 days.

About Loral Space & Communications

Loral Space & Communications is a satellite communications company. It is a world-class leader in the design and manufacture of satellites and satellite systems for commercial and government applications including direct-to-home television, broadband communications, wireless telephony, weather monitoring and air traffic management. Loral also owns 64 percent of Telesat Canada, a global operator of telecommunications and direct broadcast satellites used to distribute video entertainment programming, broadband data, and provide access to Internet services and other value-added communications services. For more information, visit Loral’s web site at www.loral.com.

# # #

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, Loral Space & Communications Inc. or its representatives have made or may make forward-looking statements, orally or in writing, which may be included in, but are not limited to, various filings made from time to time with the Securities and Exchange Commission, and press releases or oral statements made with the approval of an authorized executive officer of the company. Actual results could differ materially from those projected or suggested in any forward-looking statements as a result of a wide variety of factors and conditions. Many of these factors and conditions are described under the caption “Risk Factors” in the company’s annual report on Form 10-K for the fiscal year ended December 31, 2007. The reader is specifically referred to this document, as well as the company’s other filings with the Securities and Exchange Commission.

LORAL SPACE & COMMUNICATIONS INC.
Statements of Operations
(In millions, except per share amounts)

Revenues
	Three Months Ended March 31,
	2008	2007
Satellite Manufacturing	$219.8	$200.3
Satellite Services: (1)
Loral Skynet	—	33.6
Telesat Canada	166.5	—

Total Satellite Services	166.5	33.6

Segment revenues	386.3	233.9
Eliminations	(1.3)	(13.4)
Affiliate eliminations (1)	(166.5)	—

Revenues as reported (2)	$218.5	$220.5

Adjusted EBITDA

	Three Months Ended March 31,

	2008	2007

Satellite Manufacturing	$4.7	$7.4
Satellite Services (1)
Loral Skynet	—	11.9
Telesat Canada	99.4	—

Total Satellite Services	99.4	11.9
Corporate expenses	(4.7)	(8.7)

Segment Adjusted EBITDA before eliminations	99.4	10.6
Eliminations	(0.2)	(2.7)
Affiliate eliminations (1)	(99.4)	—

Adjusted EBITDA	$(0.2)	$7.9

Reconciliation of Adjusted EBITDA to Net Loss

	Three Months Ended March 31,

	2008	2007

Adjusted EBITDA	$(0.2)	$7.9
Depreciation and amortization	(10.6)	(19.7)

Operating loss	(10.8)	(11.8)
Interest and investment income	6.3	6.5
Interest expense	(0.3)	(2.8)
Gain on foreign currency contracts	—	4.0
Other (expense) income	(0.1)	0.1
Income tax provision	(1.8)	(3.4)
Equity in net losses of affiliates	(64.5)	(2.4)
Minority interest (3)	—	(7.0)

Net loss	(71.2)	(16.8)
Preferred dividends	(6.0)	(2.1)
Beneficial conversion feature related to issuance of Loral
Series A-1 Preferred Stock	—	(24.5)

Net loss applicable to common stockholders	$(77.2)	$(43.4)

Basic and diluted loss per common share	$(3.83)	$(2.16)

Weighted average shares outstanding:
Basic and diluted weighted average common shares outstanding	20.2	20.0

(1) Satellite Services for 2008 represents Telesat Canada for the three months ended March 31, 2008. Affiliate eliminations represent the elimination of amounts attributable to Telesat Canada whose results are reported in our condensed consolidated statement of operations as equity in net losses of affiliates and in our condensed consolidated balance sheet as investment in affiliates.

(2) Includes revenues from affiliates of $19.3 for the three months ended March 31, 2008.

(3) Represents the dividend accrual for the Loral Skynet Series A non-convertible preferred stock which was redeemed on November 5, 2007.

LORAL SPACE & COMMUNICATIONS INC.
Supplemental Financial Data
(In millions)

	March 31, 2008	December 31, 2007
FUNDED BACKLOG
Satellite manufacturing and technology	$1,235.0	$1,024.8
Satellite services
Loral Skynet	—	—
Telesat Canada	5,100.0	5,251.0

Total Satellite Services	5,100.0	5,251.0

Total funded backlog	6,335.0	6,275.8
Intercompany eliminations	(35.0)	—
Affiliate eliminations	(5,100.0)	(5,251.0)

NET FUNDED BACKLOG	$1,200.0	$1,024.8

Condensed Consolidated Balance Sheets
(In millions)

	March 31, 2008	December 31, 2007
Cash and equivalents	$203.7	$314.7
Contracts-in-process	151.6	109.4
Other current assets	163.6	145.8

Total current assets	518.9	569.9
Property, plant & equipment, net	156.5	147.8
Investments in affiliates	500.6	566.2
Goodwill	227.1	227.1
Other assets	187.1	191.9

Total assets	$1,590.2	$1,702.9

Customer advances and billings in excess of costs and profits	$232.8	$252.0
Other current liabilities	169.2	187.8

Total current liabilities	402.0	439.8
Other long-term liabilities	285.6	289.6

Total liabilities	687.6	729.4
Shareholders’ equity	902.6	973.5

Total liabilities and shareholders’ equity	$1,590.2	$1,702.9

TELESAT CANADA
Summary Financial Information
(In millions)

Summary financial information for Telesat Canada for the three months ended
March 31, 2008 and as of March 31, 2008 and December 31, 2007 in US$
and in accordance with US GAAP follows (in millions):

	March 31, 2008
Statement of Operations:
Revenues	$166.5
Operating expenses	(125.6)
Operating income	40.9
Interest expense	(62.2)
Other expense	(88.3)
Income tax benefit	17.0
Net loss	(92.6)
	March 31, 2008	December 31, 2007

Balance Sheet Data:

Cash and cash equivalents	$41.3	$42.7
Total assets	5,402.2	5,610.0
Debt, including current portion	2,842.2	2,828.0
Total liabilities	4,099.0	4,156.7
Redeemable preferred stock	137.6	143.1
Shareholders’ equity	1,165.6	1,310.2
Other:

Backlog	$5,100.0	$5,251.0
Depreciation and amortization	58.5	41.2